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The Hudson River Trust

Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenerette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD January 1, 1999 THROUGH March 31, 1999

                                                                                          Shares
                                                                                                Purchased    Total
                                                        Date       Shares     Price per   by Fund     Shares
Portfolio            Name of Issuer*                  Purchased   Purchased     Share      Group      Offered

GROWTH INVESTORS     DELPHI AUTOMOTIVE SYSTEMS        02/04/99     150,000      17.0000   150,000   100,000,000
                     UNITED PAN-EUROPE COMM.          02/12/99       4,070    29.00 EUR   24,490    40,000,000
                     INFOSYS TECHNOLOGIES ADR         03/11/99      47,300      34.0000   50,700     1,800,000
                     KEEBLER FOODS CO.                01/20/99     150,000      33.4375   237,000   16,200,000
                     SAFEWAY INC.                     02/10/99     101,500      52.6875   200,000   19,750,000

CONSERVATIVE         INFOSYS TECHNOLOGIES ADR         03/11/99       3,400      34.0000   50,700     1,800,000
                     KEEBLER FOODS CO.                01/20/99      12,000      33.4375   237,000   16,200,000
                     SAFEWAY INC.                     02/10/99      12,500      52.6875   200,000   19,750,000
                     UNITED PAN-EUROPE COMM.          02/12/99         280    29.00 EUR   24,490    40,000,000

BALANCED PORTFOLIO   KEEBLER FOODS CO.                01/20/99      75,000      33.4375   237,000   16,200,000
                     SAFEWAY INC.                     02/10/99      86,000      52.6875   200,000   19,750,000
                     UNITED PAN-EUROPE COMM.          02/12/99       3,400    29.00 EUR   24,490    40,000,000

SMALL CAP. GROWTH    AUTOWEB.COM INC.                 03/22/99       2,100      14.0000    2,100     5,000,000
                     AUTOBYTEL.COM INC.               03/26/99       1,600      23.0000    1,600     4,500,000
                     CHEAP TICKETS INC.               03/19/99         900      15.0000      900     3,500,000
                     CORPORATE EXECUTIVE BOARD CO.    02/22/99      81,200      19.0000   81,200     8,187,200
                     DUPONT PHOTOMASKS INC.           03/10/99      68,000      39.7500   68,000     2,000,000
                     INVITROGEN                       02/26/99      35,000      15.0000   35,000     3,500,000
                     NEON SYSTEMS                     03/05/99         100      15.0000      100     2,700,000
                     NVIDIA CORP.                     01/21/99         800      12.0000      800     3,500,000
                     ONEMAIN.COM INC.                 03/25/99       2,200      22.0000    2,200     8,000,000
                     PCORDER.COM INC.                 02/25/99       1,000      21.0000    1,000     2,200,000
                     QUANTA SERVICES INC.             01/27/99      39,300      23.2500   39,300     4,000,000
                     SERENA SOFTWARE INC.             02/12/99       2,900      13.0000    2,900     6,000,000
                     VERTICALNET INC.                 02/11/99       1,200      16.0000    1,200     3,500,000
                     WASTE CONNECTIONS INC.           02/04/99      56,000      17.5000   56,000     3,500,000
                     WEBTRENDS CORP.                  02/19/99       1,100      13.0000    1,100     3,500,000

INTERNATIONAL        UNITED PAN-EUROPE COMM.          02/12/99       3,840    29.00 EUR   24,490    40,000,000

GLOBAL               UNITED PAN-EUROPE COMM.          02/12/99      12,900    29.00 EUR   24,490    40,000,000





        % of
      Offering                                         Shares
      Purchased                  Purchased              Held
    By Group (1)                   From               03/31/1999

        0.15%        MORGAN STANLEY / DEAN WITTER            0
        0.06%        GOLDMAN SACHS & COMPANY            87,270
        2.82%        NATIONSBANK MONTGOMERY             47,300
        1.46%        FIRST BOSTON                      150,000
        1.01%        MORGAN STANLEY / DEAN WITTER      125,450

        2.82%        NATIONSBANK MONTGOMERY              3,400
        1.46%        FIRST BOSTON                       12,000
        1.01%        MORGAN STANLEY / DEAN WITTER       15,050
        0.06%        GOLDMAN, SACHS & COMPANY            6,370

        1.46%        FIRST BOSTON                       75,000
        1.01%        MORGAN STANLEY / DEAN WITTER      102,625
        0.06%        GOLDMAN, SACHS & COMPANY            3,400

        0.04%        CREDIT SUISSE FIRST BOSTON              0
        0.04%        BT ALEX BROWN                           0
        0.03%        WILLIAM BLAIR & COMPANY                 0
        0.99%        SALOMON SMITH BARNEY                    0
        3.40%        MORGAN STANLEY / DEAN WITTER       67,100
        1.00%        PIPER JAFFRAY & HOPWOOD INC.            0
        0.00%        CIBC OPPENHEIMER                        0
        0.02%        MORGAN STANLEY / DEAN WITTER            0
        0.03%        WHEAT FIRST UNION                       0
        0.05%        GOLDMAN, SACHS & COMPANY                0
        0.98%        MONTGOMERY, BT ALEX BROWN               0
        0.05%        SOUNDVIEW FINANCIAL                     0
        0.03%        LEHMAN BROTHERS                         0
        1.60%        BT ALEX BROWN                           0
        0.03%        DAIN RAUSCHER WESSELS                   0

        0.06%        GOLDMAN, SACHS & COMPANY                0

        0.06%        GOLDMAN, SACHS & COMPANY                0


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of
1933 and offered to the public.

1) Purchases by all Alliance Funds, including the fund may not exceed:
         a) if purchased in an offering other than an eligible Rule 144A Offering, 25% of the principal amount of the offering of such class.
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